Exhibit 3.2

FIFTH AMENDED AND RESTATED

BYLAWS

OF

BROOKFIELD PROPERTY REIT INC.

Effective August 27, 2018

FIFTH AMENDED AND RESTATED

BYLAWS

OF

BROOKFIELD PROPERTY REIT INC.

(Effective August 27, 2018)

ARTICLE I

STOCKHOLDERS

SECTION 1.    Stockholder Meetings.

(a)    The annual meeting of stockholders of Brookfield Property REIT Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date, time and place, if any, within or without the State of Delaware, as the Board of Directors shall determine.

(b)    A special meeting of the stockholders for any purpose or purposes may be called only by the Board of Directors.

SECTION 2.    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and any other information required by law to be included in the notice. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation, as it may be amended, restated or amended and restated from time to time (the “Certificate of Incorporation”), or these amended and restated bylaws (the “Bylaws”), the notice of any meeting shall be given (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) not less than ten (10) nor more than sixty (60) days prior to the date of the meeting to each stockholder of record entitled to vote at such meeting and shall otherwise comply with applicable law. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Any previously scheduled meeting of the stockholders may be postponed or rescheduled, and (unless the Corporation’s Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors.

SECTION 3.    Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the voting power of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting may from time to time adjourn any meeting, whether or not there is such a quorum. Notice of any such adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the meeting such adjournment is taken; provided, however, that notice shall be provided in accordance with applicable law if the meeting is adjourned for more than 30 days or as otherwise required by law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 4.    Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors (the “Chairman”), or if none or in the Chairman’s absence, the Lead Director, or if none or in the Lead Director’s absence, the Vice-Chairman, or if none or in the Vice-Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, a Vice-President, or, if none of the foregoing is present, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint any person present and capable of acting as secretary of such a meeting to act as secretary of the meeting.

SECTION 5.    Voting; Proxies; Required Vote.

(a)    At each meeting of stockholders, every stockholder entitled to vote at such meeting shall be entitled to vote in person or by proxy appointed in accordance with applicable law (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period). In all matters presented to the stockholders at a meeting at which a quorum is present, other than the election of directors which shall be governed by Section 8 of this Article I, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, the affirmative vote of the holders of a majority in voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. Voting at meetings of stockholders need not be by written ballot.

Notwithstanding anything to the contrary set forth in these Bylaws, the non-binding advisory vote, pursuant to Section 14A(a)(2) of the Exchange Act, and the rules and regulations promulgated thereunder, in each case, as amended, with respect to the determination as to whether the advisory vote on executive compensation shall occur every one (1), two (2) or three (3) years, to the extent required, shall be decided by a plurality of the votes cast among three alternatives; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.

(b)    When specified business is to be voted on by a class or series of stock voting as a class, the affirmative vote of the holders of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation or these Bylaws.

SECTION 6.    Inspectors. The Board of Directors, in advance of any meeting, may, but need not unless required by law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not unless required by law, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7.    Notice of Stockholder Nominations and Other Business.

(a)    Annual Meetings of Stockholders.

(1)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or    (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 7 as to such business or nomination. Except as provided by clause (a)(4) of this Section 7, clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, in each case, as amended (the “Exchange Act”) and included in the Corporation’s proxy statement) at an annual meeting of stockholders.

(2)    Without qualification or limitation of any other requirement, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)    To be in proper form, a stockholder’s notice delivered pursuant to this Section 7 must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and, if applicable, the beneficial owner of the shares held of record by such stockholder (the “Beneficial Owner”), if any, and their respective affiliates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such persons’ respective affiliates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Beneficial Owner, if any, or any affiliate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the Beneficial Owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and Beneficial Owner, if any, (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the Beneficial Owner, if any, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such Beneficial Owner, if any, (ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such Beneficial Owner, (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (c) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed have a short interest of such stockholders and Beneficial Owner, if any, in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (d) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and Beneficial Owner, if any, that are separated or separable from the underlying shares of the Corporation and (e) any proportionate interest in shares of the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such Beneficial Owner, if any, any of their respective affiliates, and any others acting in concert with any of the foregoing with respect to such nomination or proposal, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the Beneficial Owner, if any, intends to be or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding Voting Stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and Beneficial Owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act. In addition, the stockholder’s notice with respect to the election of directors must include, with respect to each nominee for election or reelection to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 9 of this Article I. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii) and (a)(3)(C)(iii) of this Section 7 shall be updated by such stockholder and Beneficial Owner, if any, not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

(4)    Pursuant to an agreement by and between the Corporation and Brookfield Properties, Inc., a Delaware corporation (“BPI”), BPI is entitled to designate candidates for election to each directorship subject to election at any meeting of stockholders of the Corporation (each, a “Designee”). Notwithstanding anything to the contrary in these Bylaws, unless otherwise prohibited by law (i) if the Corporation solicits proxies with respect to the election of directors, the Corporation shall be required to include in the Corporation’s proxy materials (including any form of proxy it distributes), each Designee designated in accordance with such agreement and (ii) the provisions of these Bylaws that otherwise restrict or prohibit the nomination or election of candidates for director election (including, without limitation, the other provisions of this Section 7) shall not apply to any Designee.

(5)    Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 7 and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or a committee thereof, or (2) provided, that the Board of Directors or such committee have determined that a purpose of the meeting is to elect directors, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 7 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(d)    General.

(1)    Except as otherwise expressly provided under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 7 and the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding at the meeting of stockholders shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or Beneficial Owner, if any, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(v) of this Section 7) and (b) if the presiding person determines that any proposed nomination or other business was not made or proposed in compliance with this Section 7, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)    For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)    Notwithstanding anything to the contrary in the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 7; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 7 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 7, or paragraph (a)(4) of this Section 7 in the case of Designees, shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters or nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in this Section 7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

SECTION 8.    Required Vote for Election of Directors.

(a)    Except as otherwise provided pursuant to the Certificate of Incorporation or these Bylaws and except as provided by Section 12 of Article II with respect to the filling of vacancies, directors shall be elected by a majority of votes cast by the shares represented at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting, unless the election is contested, in which case directors shall be elected by a plurality of votes cast by the shares represented at such meeting. A “majority of votes cast” means that the number of votes cast “for” the election of the nominee exceeds fifty percent (50%) of the total number of votes cast “for” and “against” the election of that nominee. Stockholders shall also be provided the opportunity to abstain from voting with respect to the election of a director. In voting on the election of directors, abstentions, broker non-votes and shares present but not voted in respect of the election of a director shall not be considered as votes cast. An election shall be considered “contested” if the number of nominees for election is greater than the number of directors to be elected. For purposes hereof, the number of nominees shall be determined as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, retirement, or removal from office.

(b)    If a nominee for director who is an incumbent director does not receive a majority of the votes cast for his or her election in an election that is not a contested election, the director shall promptly tender such director’s resignation to the Board of Directors contingent on acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. Upon receipt of such resignation, the Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders a resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to such resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until such director’s successor is duly elected, or such director’s earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article II, Section 12 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article II, Section 2 of these Bylaws.

SECTION 9.    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 7 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements of Article I, Section 8 of these Bylaws, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (D) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.    General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 2.    Qualification; Number; Term; Remuneration.

(a)    Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively by action of the Board of Directors. The directors may select one director to be its Chairman.

(b)    Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, or removal.

(c)    Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and directors who are not employees of the Corporation may receive compensation (which may include awards of stock, options, or other incentive awards) for any service or activity they perform or engage in as directors as the Board of Directors determines from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3.    Quorum and Manner of Voting. Except as otherwise provided by law or in these Bylaws, a majority of the Whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 4.    Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6.    Special Meetings.    Special meetings of the Board of Directors shall be held whenever called by the Chairman, Lead Director, President, Chief Executive Officer, Secretary or by any two (2) of the directors then in office.

SECTION 7.    Notice of Meetings.    A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least twenty-four (24) hours before the meeting; provided, however, if notice is sent by United States Mail, it shall be deposited in the United States Mail at least five (5) days before the meeting. Notice shall be deemed to be given at the time of mailing. Notice need not be given to any director who waives such notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

SECTION 8.    Chairman of the Board of Directors.    Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article II, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9.    Lead Director.    At any time, a Lead Director may be selected by the independent directors (within the meaning of the listing standards of the NASDAQ Stock Market or the principal stock exchange on which the Corporation’s stock is listed). If the Chairman of the Board of Directors is not present or has a conflict, the Lead Director shall chair meetings of the Board of Directors. The Lead Director shall also perform such other duties as may be assigned to the Lead Director by these Bylaws or the Board of Directors.

SECTION 10.    Organization.    At all meetings of the Board of Directors, the Chairman, or if none or in the Chairman’s absence or inability to act, the Lead Director, or if none or in the Lead Director’s absence or inability to act, the Chief Executive Officer if also a member of the Board of Directors, or in the Chief Executive Officer’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or if none or in such Vice-President’s absence or inability to act, a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 11.    Resignation.    Any director may resign at any time upon notice to the Corporation and, except for a resignation tendered pursuant to Section 8(b) of Article I, such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.

SECTION 12.    Vacancies.    Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, if any outstanding, newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the Board of Directors then in office, provided, that a quorum is present, unless the Board of Directors determines that such directorships should be filled by the affirmative vote of the stockholders of record of at least a majority of the Voting Stock, and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may only be filled by the majority vote of the remaining directors in office, even if less than a quorum is present. No change in the number of authorized directors constituting the Whole Board shall shorten or increase the term of any incumbent director.

SECTION 13.    Conference Telephone Meetings.    Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 14.    Action by Unanimous Written Consent.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1.    Appointment.    From time to time the Board of Directors may designate any committee or committees, each committee to consist of one (1) (or such other minimum number, if any, mandated by law and the applicable listing requirements of the NASDAQ Stock Market (or the principal stock exchange on which the Corporation’s stock is listed), as in effect from time to time) or more directors of the Corporation for any purpose or purposes, to the extent lawful, which shall have powers as shall be permitted by law and determined and specified by the Board of Directors by resolution, including the following committees:

(a)    an Executive Committee, which shall have such authority as has been or shall be as permitted by law and delegated by the Board of Directors and shall advise the Board of Directors from time to time with respect to such matters as the Board of Directors shall direct; and

(b)    an Audit Committee and a Governance and Nominating Committee, each of which shall have such authority as permitted by law and (i) as has been or shall be set forth in the charter for such committee (as in effect from time to time and approved by the Board of Directors), which authority shall at all times be not less than that mandated by law and the applicable listing requirements of the NASDAQ Stock Market (or the principal stock exchange on which the Corporation’s stock is listed), and (ii) as shall otherwise be delegated by the Board of Directors.

The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee, provided, that each committee shall consist of at least such minimum number of directors, if any, mandated by law and the applicable listing requirements of the NASDAQ Stock Market (or the principal stock exchange on which the Corporation’s stock is listed), as in effect from time to time. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 2.    Procedures, Quorum and Manner of Acting.    Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors. Unless otherwise provided in the resolutions of the Board of Directors creating a committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to the subcommittee any or all of the powers of the committee. The provisions of this Sections 2, 3 and 4 of this Article III shall apply to subcommittees.

SECTION 3.    Action by Unanimous Written Consent.    Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.    Term; Termination.    In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1.    Election and Qualifications.    The Board of Directors shall elect the officers of the Corporation, which shall include a Treasurer and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Chief Executive Officer and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors. Any two or more offices may be held by the same person; provided, however, no person shall simultaneously hold the offices of Treasurer and Secretary.

SECTION 2.    Term of Office and Remuneration.     The term of office of all officers shall be one year or until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by a vote of the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.    Resignation; Removal.    Any officer may resign at any time upon notice to the Corporation and such resignation shall take effect upon receipt thereof by the Treasurer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by a vote of the Board of Directors.

SECTION 4.    Chief Executive Officer.    The Chief Executive Officer, if appointed, shall have such duties as customarily pertain to that office. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers and may appoint and remove assistant officers and other agents and employees other than officers referred to in Section 1 of this Article IV.

SECTION 5.    Vice-President.    A Vice-President shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6.    Treasurer.    The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7.    Secretary.    The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8.    Assistant Officers.    Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

SECTION 9.    Other Officers.    The Board of Directors may elect other officers from time to time, and vest such officers with such powers and duties, as the Board of Directors may deem proper.

ARTICLE V

BOOKS AND RECORDS

SECTION 1.    Location.    The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class or series of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary or by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.    Addresses of Stockholders.    Notices of meetings and all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the SEC as they presently exist or may hereafter be amended.

SECTION 3.    Fixing Date for Determination of Stockholders of Record.

(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

STOCK

SECTION 1.    Stock; Signatures. Shares of the Corporation’s stock shall be evidenced by certificates provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form. Stock certificates shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation, representing the number of shares registered in certificated form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.    Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing and the requirements of applicable law, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 3.    Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip or warrants in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, and such scrip or warrant shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4.    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or the legal representative thereof, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificated or uncertificated shares.

SECTION 5.    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 5 or otherwise required by law or with respect to this Section 5 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VII

DIVIDENDS

Except as otherwise provided by law or the Certificate of Incorporation (including the terms of any Preferred Stock provided for therein), the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

ARTICLE VIII

RATIFICATION

Except as otherwise provided by law, any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Except as otherwise provided by law, such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

CORPORATE SEAL

The Corporation may have a corporate seal that has the name of the Corporation and the year of its incorporation inscribed thereon, and that shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal. Affixing the corporate seal shall not be required for the validity of any contract or agreement, deed, promissory note or other document executed and delivered by the Corporation, except as otherwise required by law.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may waive such notice, whether before or after the time stated therein. Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1.    Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the chief financial officer, the Treasurer or any person designated by said chief financial officer or Treasurer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such person may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said Treasurer, or other person so designated by the Treasurer.

SECTION 2.    Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. Except as otherwise provided by the Board of Directors, any officer of the Corporation may execute and deliver any deed, bond, mortgage, contract or other obligation or instrument on behalf of the Corporation.

SECTION 3.    Proxies; Powers of Attorney; Other Instruments. The Chief Executive Officer, the Treasurer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock or other securities by the Corporation. The Chief Executive Officer, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders or other equity holders of any company in which the Corporation may hold stock or other securities, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or other securities at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.    Financial Reports. The Board of Directors may appoint the chief financial officer, the Treasurer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which these Bylaws are in effect or any time prior thereto (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation (including, for the purposes of this Article XIII, any predecessor of the Corporation absorbed by the Corporation in a consolidation, merger or reorganization), or has or had agreed to become a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification. For purposes of this Article XIII, a director or officer of the Corporation serving as a director, officer, trustee, employee or agent or in any other capacity (a) at a company of which the Corporation owns, directly or indirectly, a majority of the shares or other interests entitled to vote in the election of its directors or the members of a comparable governing body or (ii) at an employee benefit plan of the Corporation or of any such company described in clause (a) shall be deemed to have served in such capacity at the request of the Corporation. Except as otherwise provided in this Article XIII, and other than proceedings to enforce rights conferred by the Certificate of Incorporation or this Article XIII, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XIII shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to the following paragraph of Section 1 of this Article XIII); provided, however, that the payment of such expenses incurred by a director or officer (or a former director or officer) in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise. The rights conferred upon Covered Persons in this Article XIII shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

To obtain advancement or indemnification under this Article XIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to advancement or indemnification. Upon written request by a claimant for indemnification pursuant to the immediately preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iv) by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” (as defined below), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within sixty (60) days after such determination. As used herein, “Change in Control” means the happening of any of the following events: (A) any Person (as hereinafter defined) acquires Beneficial Ownership (as hereinafter defined) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Stock; (B) consummation of a Business Combination (as hereinafter defined), unless, following such Business Combination, (x) all or substantially all of the individuals and entities that were the Beneficial Owners of the outstanding Voting Stock immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the issued and outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination (including, without limitation, a company that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the voting power of the Voting Stock, and (y) no Person Beneficially Owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the issued and outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity; (C) approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation; or (D) individuals who, as of November 9, 2010, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors (provided, however, that any individual whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors comprising the incumbent Board of Directors as of such election or nomination, shall be considered as though such individual were a member of the Incumbent Board). In this paragraph, the terms (I) “Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” are used as defined in Rules 13d-3 and 13d-5 of the Exchange Act (but without taking into account any contractual restrictions or limitations on voting or other rights), (II) “Business Combination” means (a) any merger, consolidation, share exchange or similar business combination transaction involving the Corporation with any Person or (b) the sale or other disposition by the Corporation of all or substantially all of its assets; and (III) “Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

SECTION 2.    If a claim for advancement or indemnification under this Article XIII is not paid in full within sixty (60) days after a written claim pursuant has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article XIII (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination. The Corporation may enter into agreements providing for indemnity of or advancement of expenses to a director or officer containing such provisions further to the provisions of this Article XIII as the Board of Directors determines is in the best interests of the Corporation. However, notwithstanding the foregoing, the Corporation’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity, or other enterprise; and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

Any repeal, other termination, amendment, alteration or modification of the provisions of this Article XIII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or such person’s successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged act or omission occurring prior thereto while such a person was a director or officer of the Corporation or any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

SECTION 4.    This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses (on substantially similar terms and subject to the same obligations as those set forth in Sections 1 through 3 of this Article XIII) to persons other than Covered Persons when and as authorized by the Board of Directors. In addition, the Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a Covered Person and any employee or agent of the Corporation or its subsidiaries against any liability, expense or loss asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or obligation to indemnify such person against such liability, expense or loss.

SECTION 5.    If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 6.    For purposes of this Article XIII:

(1)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and indemnification issues and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the claimant in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

SECTION 7.    Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, other electronic transmission, courier or delivery service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XIV

AMENDMENTS

The Board of Directors shall have power to amend, modify or repeal these Bylaws or adopt any new provision authorized by the laws of the State of Delaware in force at such time. The stockholders of the Corporation shall have the power to amend, modify or repeal these Bylaws, or adopt any new provision authorized by the laws of the State of Delaware in force at such time, at a duly called meeting of the stockholders; provided, that notice of the proposed adoption, amendment, modification or repeal was given in the notice of the meeting. These Bylaws may be amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Voting Stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal, such amendment or repeal shall only require the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

23